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                                                                    EXHIBIT 23.2

[EICHEN & DIMEGLIO LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment #1 to the Registration Statement on Form S-4 of our reports dated February 19, 1996, except for the last paragraph of Note 11, as to which the date is April 11, 1996 and April 3, 1995, appearing in the Prospectus/Proxy of Hallmark Pharmaceuticals, Inc., which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus/Proxy.


/s/ Eichen & DiMeglio

August 5, 1996